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                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 9, 1996



                        AMERICAN EXPRESS COMPANY
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         (Exact name of registrant as specified in its charter)



               New York                   1-7657         13-4922250
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     (State or other jurisdiction     (Commission       (IRS Employer
              of incorporation)       File Number)      Identification)


        American Express Tower, World Financial Center
        New York, New York                                   10285
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        (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number,               (212) 640-2000
        including area code                            --------------


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        (Former name or former address, if changed since last report.)

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Item 5.  Other Events


        On January 9, 1996, American Express Company issued a press release, a portion of which follows:

        NEW YORK -- January 9, 1996 -- John A. Ward has been appointed Chairman and Chief Executive Officer of American Express Bank, a subsidiary of the American Express Company.

        Mr. Ward, a 27-year-veteran of The Chase Manhattan Corporation, most recently was Executive Vice President of Chase Manhattan Bank and Chief Executive Officer of Chase Bankcard Services.

        Mr. Ward, 49, joined Chase in 1969 as a credit trainee and subsequently held a number of positions both in the U.S. and overseas. He was Credit and Marketing Manager for Japan in the early 1970's and in 1977 moved to London where he was head of Trade and Export Finance in Europe and the Middle East. He later was named Senior Vice President and Credit Officer for Europe, the Middle East and Africa. In 1987, Mr. Ward was named Credit Policy Officer of Chase's Individual Bank based in New York. He became President of Chase Personal Financial Services in 1991 ad was named to his most recent position in 1993.

        Mr. Ward succeeds Steven D. Goldstein, who resigned to pursue other opportunities. Mr. Goldstein, 44, informed the Company of his desire to resign at the time discussions regarding a possible sale of the Bank were concluded several months ago. He agreed to remain with the Company until a successor was identified.

        Mr. Goldstein will remain with the Company for a period of time to assist with a smooth transition.

        Mr. Ward holds a B.S. degree from Boston College and an M.B.A. from the Wharton Graduate School of Business of the University of Pennsylvania.

        Established in 1919, American Express Bank is an international bank providing commercial banking, correspondent banking, private banking and consumer financial services through offices in 36 countries.

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                                SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AMERICAN EXPRESS COMPANY


                                      By:    /s/ Stephen P. Norman
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                                      Name:  Stephen P. Norman
                                      Title: Secretary



Dated:  January 11, 1996